Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Scott Elgood, President and Principal Executive Officer and Principal Financial Officer of Transglobal Mining Corp. certify that:

1.

I have reviewed this quarterly report on Form 10-QSB of Transglobal Mining Corp;

2.

Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

3.

Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

Date:  February 5, 2008

Transglobal Mining Corp.

By:

/s/Scott Elgood

Scott Elgood, President

(Principal Executive Officer and

Principal Financial Officer